Exhibit 99.2

Acer Therapeutics Announces Initiation of Two Investigator-Sponsored Trials of ACER-801 (Osanetant) in Men with Adenocarcinoma of the Prostate

POSH-MAP and PORT-MAP investigator-sponsored trials to evaluate ability of ACER-801 (osanetant) to reduce hot flashes and as neoadjuvant therapy in men with prostate cancer

NEWTON, MA – Jan. 5, 2023 –Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs, today announced the initiation of two Phase 2, single-arm investigator-sponsored trials evaluating ACER-801 (osanetant) in men with adenocarcinoma of the prostate. The POSH-MAP (Pilot of Osanetant for Severity of Hot Flashes in Men with Adenocarcinoma of the Prostate) and PORT-MAP (Pilot of Osanetant to Reduce Testosterone in Men with Adenocarcinoma of the Prostate) trials are being sponsored and conducted by The University of Kansas Cancer Center in partnership with Acer.

POSH-MAP Trial

The POSH-MAP trial will evaluate the ability of ACER-801 to reduce hot flash frequency and severity and improve quality of life measures in men with prostate cancer following 28 days of therapy. Approximately 10 participants will receive 200mg of osanetant twice daily. Following the completion of treatment on day 28 participants will re-test hormone levels and report final patient outcome measures. More information on this trial can be found at https://clinicaltrials.gov/ct2/show/NCT05647447?term=posh-map&draw=2&rank=1.

“Prostate cancer’s responsiveness to hormone-based treatments that decrease testosterone levels such as leuprolide or other forms of androgen deprivation therapy (ADT) have established them as the standard of care for treatment of prostate cancer,” said Elizabeth Wulff-Burchfield, MD, Principal Investigator of the POSH-MAP trial, Divisions of Medical Oncology and Palliative Medicine, Department of Medicine, The University of Kansas Health System. “However, for men on ADT, this causes a secondary decline in estrogen that results in dysfunctional thermoregulation and development of vasomotor symptoms (VMS) which can affect quality of life and lead to treatment non-adherence.1 With clinical data showing the potential of neurokinin 3 receptor (NK3R) antagonism to reduce menopausal related VMS in women,2 we look forward to evaluating the ability of ACER-801 to help mediate ADT-related VMS in men with prostate cancer.”

PORT-MAP Trial

The second trial, PORT-MAP, will evaluate the ability of ACER-801 to suppress testosterone production in men with prostate cancer within 28 days prior to a planned prostatectomy. Approximately 10 participants will receive 200mg of osanetant twice daily for 28 days, followed by a one week wash out period. Following the one week wash out period, patients will undergo a prostatectomy between days 35-39. The overall effect of osanetant on testosterone levels and the proportion of men achieving castrate levels of testosterone (<50ng/ml) will be assessed, with hormone level assessment occurring on days 2, 3, 14, 28 and day 77. More information on this trial can be found at https://clinicaltrials.gov/ct2/show/NCT05607342?term=port-map&draw=2&rank=1.

“Early studies in healthy male volunteers treated with various NK3R antagonists have shown an inhibitory effect on the levels of testosterone,” said William Parker, MD, Principal Investigator, Division of Urologic Oncology, Department of Urology, The University of Kansas Health System. “However, the ability of NK3R antagonists to reduce testosterone to castrate levels in prostate cancer patients has not been evaluated to date. Based on these data, we look forward to evaluating the potential of ACER-801 and its ability to reduce testosterone in men with prostate cancer.”

“We are pleased to partner with The University of Kansas Cancer Center to evaluate ACER-801 in men with prostate cancer currently receiving ADT treatment in these investigator-sponsored trials,” said Adrian Quartel, MD, FFPM, Chief Medical Officer of Acer. “With the recent expansion of our ACER-801 (osanetant) program into stress-related trauma disorders, including PTSD, and now men with prostate cancer, we look forward to the ongoing evaluation of ACER-801 in multiple indications and reporting topline results from our ongoing Phase 2a trial for the treatment of moderate to severe VMS in post-menopausal women in Q1 2023.”

Rationale for ACER-801 (osanetant) NK3R Antagonist Evaluation in Prostate Cancer

Prostate cancer is a hormonally driven cancer, and the management of this disease for many men is through suppression of testosterone production – called androgen deprivation therapy (ADT). Currently, most men on ADT are treated with medications that suppress hormone production which can cause dysfunctional thermoregulation and development of vasomotor symptoms (VMS), also known as hot flashes. Up to 75% of men on ADT experience VMS, resulting in high rates of distress and ADT treatment noncompliance, with approximately 20% of men with high-risk prostate cancer prematurely discontinuing ADT.3 Early pharmacokinetic studies in men and women with various NK3R antagonists have shown an inhibitory effect on the levels of luteinizing hormone and testosterone. However, the degree of effect relative to a therapeutic goal of castrate levels of testosterone (≤ 50ng/mL) remains unexplored.1,2 A non-hormonal treatment to lower testosterone levels and manage induced VMS is needed as estrogen is contraindicated for the management of VMS in patients with hormone-positive tumors, including breast and prostate tumors.

ACER-801 is an investigational product candidate which has not been approved by FDA or any other regulatory authority. There is no guarantee that this product candidate will receive regulatory authority approval in any territory or become commercially available for any indications.

About Acer Therapeutics Inc.

Acer is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. In the U.S., OLPRUVA™ (sodium phenylbutyrate) is approved for the treatment of urea cycle disorders (UCDs) involving deficiencies of carbamylphosphate synthetase (CPS), ornithine transcarbamylase (OTC), or argininosuccinic acid synthetase (AS). Acer is also advancing a pipeline of investigational product candidates for rare and life-threatening diseases, including: OLPRUVA™ (sodium phenylbutyrate) for treatment of various disorders, including Maple Syrup Urine Disease (MSUD); ACER-801 (osanetant) for treatment of induced Vasomotor Symptoms (iVMS), Post-traumatic Stress Disorder (PTSD) and prostate cancer; EDSIVO™ (celiprolol) for treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation; and ACER-2820 (emetine), a host-directed therapy against a variety of viruses, including cytomegalovirus, Zika, dengue, Ebola and COVID-19. For more information, visit www.acertx.com.

References

1.

Challapalli, Amarnath, et al. “Evaluating the Prevalence and Predictive Factors of Vasomotor and Psychological Symptoms in Prostate Cancer Patients Receiving Hormonal Therapy: Results from a Single Institution Experience.” Clinical and Translational Radiation Oncology, Elsevier, 21 Mar. 2018

2.	Prague J. et al. Neurokinin 3 receptor antagonism rapidly improves vasomotor symptoms with sustained duration of action. Menopause. 2018 Aug; 25(8): 862–869.
3.	Trinity Partners 2020

Acer Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release are forward-looking statements. Examples of such statements include, but are not limited to, statements about the role we believe ACER-801 could play in mediating ADT-related VMS in men with prostate cancer and reducing testosterone levels in men with prostate cancer, the planned clinical evaluation of ACER-801 for such indications, plans with respect to the POSH-MAP trial and PORT-MAP trial, including enrollment, timing, outcome and participants, the continued development of ACER-801 for multiple indications, and our plans, including timing, to report topline results from our ongoing Phase 2a trial for the treatment of moderate to severe VMS in post-menopausal women. Our pipeline products (including ACER-801) are under investigation and their safety and efficacy have not been established and there is no guarantee that any of our investigational products in development will receive health authority approval or become commercially available for the uses being investigated. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the availability of financing to fund our pipeline product development programs and general corporate operations as well as risks related to drug development and the regulatory approval process, including the timing and requirements of regulatory actions. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You may access these documents for no charge at http://www.sec.gov.

Acer Contacts

Corporate contact:

Jim DeNike

Acer Therapeutics Inc.

jdenike@acertx.com

+1-844-902-6100

Investor contact:

Nick Colangelo

Gilmartin Group

nick@gilmartinIR.com

+1-332-895-3226

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